                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated this 18th day of October, 1999 is entered into by and between DBS Industries, Inc., a Delaware corporation (the "Company") and Stanton C. Lawson. ("Employee"), in consideration of the mutual promises and conditions made herein.

                                    ARTICLE I
                        EMPLOYMENT AND TERM OF EMPLOYMENT

          1.1. EMPLOYMENT AND TERM. The Company hereby employs Employee to render full-time services to the Company on an exclusive basis, upon the terms and conditions set forth below, from the date of this Agreement until the employment relationship is terminated in accordance with the provisions of this Agreement. This Agreement is for a term of three (3) years (the "Stated Term") effective October 18, 1999, unless terminated earlier as provided for herein (the "Employment Term").

          1.2. ACCEPTANCE. Employee hereby accepts employment with the Company and agrees to devote his full-time attention and best efforts exclusively to rendering the services described below. The Employee shall accept and follow the direction and authority of the Company's President and Chief Executive Officer in the performance of his duties, and shall comply with all existing and future regulations applicable to employees of the Company and to the Company's business.

                                   ARTICLE II
                               DUTIES OF EMPLOYEE

          2.1. GENERAL DUTIES. Employee shall serve as the Sr. Vice President of Finance and Chief Financial Officer of the Company. In his capacity as Sr. Vice President of Finance and Chief Financial Officer, Employee shall do and perform all services, acts, or other things necessary or advisable to manage and conduct the business of the Company, including, but not limited to, the supervision, direction and control of the business and other employees of the Company, subject to the policies and direction of the Board of Directors (the "Board") and the President. Employee shall have all powers, duties and responsibilities necessary to carry out his duties, and such other powers and duties as the Board and President may prescribe.

          2.2. EXCLUSIVE SERVICES. It is understood and agreed that Employee may not engage in any other business activity during the term of his employment hereunder, whether or not for profit or other remuneration, without the prior written consent of the Company. Further, Employee shall not directly or indirectly acquire any stock or interest in any corporation, partnership, or other business entity that competes, directly or indirectly, with the business of the Company.

          2.3. REPORTING OBLIGATIONS. In connection with the performance of his duties hereunder, unless otherwise instructed by the Company's Board, the Employee shall report directly to the company's President and Chief Executive Officer of the Company.

                                   ARTICLE III
                      COMPENSATION AND BENEFITS OF EMPLOYEE

          3.1. ANNUAL BASE SALARY. The Company shall pay Employee salary for the services to be rendered by him during the term of this Agreement at the rate of one hundred eighty thousand dollars ($180,000) annually (prorated for any portion of a year), subject to increases, if any, as the Compensation Committee of the Board may determine in its sole discretion after annual review of the Employee's performance of his duties hereunder. Such base salary shall be payable in periodic installments in accordance with the terms of the Company's regular payroll practices in effect from time to time during the term of this Agreement, but in no event less frequently than once each month.

          3.2. BONUSES. In addition to the base salary and other benefits provided to Employee hereunder, Employee is eligible to receive bonuses based on Company performance and Employee's attainment of objectives established by the Compensation Committee of the Board annually. The Employee's total annual compensation (exclusive of any stock options issued pursuant to Section 3.3) shall not exceed three hundred percent (300%) of his annual base salary in any given fiscal year.

          3.3. STOCK OPTIONS. Employee shall be granted stock options to purchase 180,000 shares of DBSI's common stock at an exercise price determined by the closing price of DBSI stock on October 7, 1999, at a discounted exercise price of $1.0952 per share. The options are subject to vesting as follows:

                                    SHARES                    VESTING DATE
                                    ------                    ------------
                                    60,000                    October 18, 1999
                                    60,000                    October 18, 2000
                                    60,000                    October 18, 2001

In addition, the stock options are subject to (a) further terms and conditions set forth herein and in Stock Option Agreement attached hereto as Exhibit A and
(b) the Employee's execution of the Stock Option Agreement and all documents customarily required by the Company to effect the grant of the options.

          In connection with the Company's intention to file a registration statement to register shares of its common stock for an employee benefit plan on Form S-8, the Company shall also use its best efforts to register the common stock underlying the stock options granted to Employee pursuant to this Section 3.3.

          3.4. EXPENSES. The Company shall pay or reimburse Employee for all reasonable, ordinary and necessary business expenses actually incurred or paid by the Employee in the performance of Employee's services under this Agreement in accordance with the expense reimbursement policies of the Company in effect from time to time during the Employment Term, upon presentation of proper expense statements or vouchers or such other written supporting documents as the Company may reasonably require.

          3.5. VACATION. Employee shall be entitled to six (6) weeks paid vacation for each calendar year (prorated for any portion of a year, as applicable), such vacation to accrue at the rate of 2.5 days per month. Notwithstanding anything to the contrary in this Agreement, vacation time shall cease to accrue beyond eight (8) weeks at any given time during the Employment Term.

          3.6. GENERAL EMPLOYMENT BENEFITS. Except where expressly provided for herein, Employee shall be entitled to participate in, and to receive the benefits under, any pension, health, life, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans that the Company makes available generally to its employees, as the same may be in effect from time to time during the Employment Term.

          3.7. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless for any actions taken or decisions made by him in good faith while performing services in his capacity as Sr. Vice President of Finance and Chief Financial Officer of the Company during the Employment Term. The Company agrees to indemnify and hold Employee harmless to the extent provided in an indemnification agreement attached hereto as Exhibit B and incorporated herein by reference.

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

          4.1. TERMINATION. This Agreement may be terminated earlier as provided for in this Article IV, or extended by further written agreement of the parties.

          4.2. TERMINATION FOR CAUSE. The Company reserves the right to terminate this Agreement for cause upon: (a) Employee's willful and continued failure to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical or mental illness); (b) Employee's willful engagement in gross misconduct as determined by the Board which is materially and demonstrably injurious to the Company; or (c ) Employee's commission of a felony or an act of fraud against the Company or its affiliates.

          Upon termination for cause, Employee shall not be entitled to any severance benefits and all options which have not vested shall be cancelled.

          4.3. TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to terminate this Agreement at any time without cause subject to the express terms and provisions below.

          If Employee is terminated without cause, the Company agrees to pay Employee upon termination the lump sum amount equal to his then base salary of one year (less tax and other deductions required by law) so long as Employee does not compete with the Company (in the manner described below) and complies with the provisions of Article V.

          If Employee is terminated without cause, Employee shall be entitled to full vesting of all options granted pursuant to this Agreement. The options must be exercised within ten years after the date of such termination or such lesser period specified in the option agreement (but in no event after the expiration date of option).

          It is expressly intended by the parties that if the "does not compete" provision of this Section 4.3 of the Agreement is found to be unenforceable, the Company's obligation to pay Employee's remaining salary is conditioned upon compliance with the provisions of Article V.

          For the purposes of this Agreement, the phrase "compete with the Company," or the substantial equivalent thereof, means that Employee, either alone or as a partner, member, director, employee, shareholder or agent of any other business, or in any other individual or representative capacity, directly or indirectly owns, manages, operates, controls, or participates in the ownership, management, operation or control of, or works for or provides consulting services to, or permits the use of his name by, or lends money to, any business or activity which is or which becomes, at the time of the acts or conduct in question, directly or indirectly competitive with the business of the Company.

          4.4. VOLUNTARY TERMINATION BY EMPLOYEE. Notwithstanding anything to the contrary in this Agreement, Employee may terminate this Agreement at any time upon sixty (60) days written notice to the Company.

          If Employee voluntarily terminates employment, Employee shall not be entitled to any severance benefits and all options which have not vested shall be cancelled.

          4.5. DISABILITY. If Employee becomes permanently and totally disabled, this Agreement shall be terminated. Employee shall be deemed permanently and totally disabled if he is unable to engage in the activities required by this Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 3 months. Upon termination due to disability, any further compensation and effect on any unvested options will be treated as terminated without cause pursuant to Section 4.3.

          4.6. DEATH. If Employee dies during the term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death subject to the express terms and provisions below.

          Upon death all unvested options shall be vested as of the date of death and may be exercised by the designated beneficiary, as provided in Section
6.8 below, the estate or

Employee's personal representative in whole or in part at any time within ten
(10) years after the date of death or such lesser period specified in the option agreement (in no event after the expiration date of option).

          Company shall provide Employee with life insurance, at Company's expense, in an amount equal to two times the Employee's annual salary.

          4.7. EFFECT OF TERMINATION. Except as expressly provided for in this Agreement, the termination of employment shall not excuse any obligation that accrued prior to termination, nor shall termination excuse the performance of any obligation which is required or to be performed after termination. Any such obligation shall survive the termination of employment and this Agreement.

                                    ARTICLE V
                    COVENANTS AND REPRESENTATIONS OF EMPLOYEE

          5.1. UNFAIR COMPETITION. Employee acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, the Company's customer lists, customer needs, business plans, trade secrets and other confidential and proprietary information from which the Company may derive economic or competitive advantage, and that he is entering into the covenants and representations in this Article V in order to preserve the goodwill and going concern value of the Company, and to induce the Company to enter into this Agreement. Employee agrees not to engage in any unfair competition with Employer, but not limited to the acts and conducts described.

          5.2. CONFIDENTIAL INFORMATION. During the Employment Term and at all times thereafter, the Employee agrees to keep secret and to retain in the strictest confidence all confidential matters which relate to the Company or any of its "affiliates" (as that term is defined in the Exchange Act, of 1934, as amended ("the Exchange Act"), including, without limitation, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures, and other confidential business information from which the Company derives an economic or competitive advantage, or from which the Company might derive such advantage in its business, whether or not labeled "secret" or "confidential," and not to disclose any such information to anyone outside of the Company, whether during or after the Employment Term, except as required in connection with performing the services to the Company.

         5.3. NON-SOLICITATION OF CUSTOMERS. During the Employment Term, Employee will have access to confidential records and data pertaining to the Company's customers, their needs, and the relationship between the Company and its customers. Such information is considered secret and is disclosed during the Employment Term in confidence. Accordingly, during the Employment Term, Employee and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, directly or indirectly (i) solicit for a competitive purpose, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company or its affiliates (as the term "affiliate" is defined in the Exchange. Act), or (ii) in any manner persuade or attempt to persuade any such person or entity (A) to discontinue its business relationship with the Company or its affiliates, or (B) to enter into a business relationship with any other entity or person the loss of which Employee should reasonably anticipate would be detrimental to the Company or its affiliates in any respect.

         5.4. NON-SOLICITATION OF OTHER EMPLOYEES. Employee and any entity controlled by him or with which he is, associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, during the Employment Term, directly or indirectly solicit, interfere with, offer to hire or induce any person who is or was an officer or employee of the Company or any affiliate (as the term "affiliate" is defined in the Exchange Act) to discontinue his or her relationship with the Company or an affiliate of the Company, in order to accept employment by, or enter into a business relationship with, any other entity or person. These acts are hereinafter referred to as the "prohibited acts of solicitation."

          5.5. RETURN OF PROPERTY. Upon termination of employment, and at the request of the Company otherwise, the Employee agrees to promptly deliver to the Company all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media, and other documents (including extracts and copies thereof) relating to the Company or its affiliate, and all other property of the Company.

          5.6. INVENTIONS. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Employee, either alone or with others, during the Employment Term, whether or not conceived or developed during Employee's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of the Company was used, or that relate at the time of conception or reduction to practice of the invention to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or that result from any work performed by Employee for the Company, shall be the sole property of the Employer. Employee shall disclose to the Company all inventions or ideas conceived during the Employment Term, whether or not the property of Employer under the terms of this provision, provided that such disclosure shall be received by the Company in confidence. Employee shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this provision.

          5.7. REPRESENTATIONS. The Employee represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder, and that his execution and delivery of this Agreement and the performance of his duties shall not result in a breach of, or constitute a default under, any agreement or understanding, whether oral or written, including, without limitation, any restrictive covenant or confidentiality agreement, to which he is a party or by which he may be bound.

         5.8. NON-PAYMENT UPON NON-COMPLIANCE. Should Employee breach any one of the covenants set forth in this Article V, the Company shall have no obligation to make the payments or to provide Employee the benefits described in sections 4.3 or
4.4 above, as applicable, in addition to all other rights and remedies the Company may have available at law or in equity. The Company shall provide written notice to Employee, ten (10) days prior to an expected payment, of the breach of a covenant and the ensuing nonpayment thereof; provided, however, that if the Company learns of the breach without sufficient time to provide ten (10) days notice, the Company shall provide written notice as SOON thereafter as practicable.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

          6.1. NOTICES. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; PROVIDED, HOWEVER, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

 To the Employee:

         Stanton C. Lawson
         1702 Champagne Place
         Petaluma, CA 94954

 To the Company:

         DBS Industries, Inc.
         100 Shoreline Highway, Suite 190A
         Mill Valley, CA 94941

          6.2. NO ASSIGNMENT. This Agreement, and the rights and obligations of the parties, may not be assigned by either party without the prior written consent of the other party.

          6.3. APPLICABLE LAW. This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by, and construed under, the laws of the State of California.

         6.4. ENTIRE AGREEMENT. This Agreement and the Exhibits to this Agreement supersede any and all other agreements or understandings of the parties, either oral or written, with respect to this employment of Employee by the Company, and contains the complete and final agreement and understanding of the parties with respect thereto. Employee acknowledges that no representation, inducements, promises, or agreements, oral or otherwise, have been made by the Company or any of its officers, directors, employees or agents, which are not expressed herein, and that no other agreement shall be valid or binding on the Company.

          6.5. WITHHOLDING TAXES. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, including without limitation stock of the Company, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and the Employee agrees to report all such amounts as ordinary income on his personal income tax returns and for all other purposes, as called for.

          At the election of Employee, Employee shall have the right to sell to the Company any vested stock options (at the then fair market value of the common stock less the exercise price) in order to meet any withholding requirements.

          6.6. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remaining provisions and terms of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by law, any provision or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified, or if such provisions cannot be amended, they shall be deemed severable from the remaining provisions and the remaining provisions shall be fully enforceable in accordance with law.

          6.7. EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any provision of this Agreement by the other party shall not be deemed a waiver of such of such provision, or a relinquishment of any right thereunder, or to affect either the validity of this Agreement, and shall not prevent enforcement of such provision, or any similar provision, at any time.

          6.8. DESIGNATION OF BENEFICIARY. If the Employee shall die before receipt of all payments and benefits to which he is entitled under this Agreement, payment of such amounts or benefits in the manner provided herein shall be made to such beneficiary as he shall have designated in writing filed with the Secretary of the Company or, in the absence of such designation, to his estate or personal representative.

          6.9. ARBITRATION. Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association.

          6.10. ATTORNEYS FEES. In the event of any litigation arising out of this Agreement, or the parties' performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorney's fees.

          6.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

 EMPLOYER:                                       DBS INDUSTRIES, INC.

                                              BY:
                                                 ---------------------------
                                                 Fred W. Thompson, President

 EMPLOYEE:
                                                 ---------------------------
                                                 Stanton C. Lawson

                                    EXHIBIT A

                                                  DATE OF GRANT: OCTOBER 7, 1999
                                                                ----------------

                              DBS INDUSTRIES, INC.
                             STOCK OPTION AGREEMENT

         THIS AGREEMENT is made by and between DBS Industries, a Delaware corporation (the "Company") and Stanton C. Lawson ("Optionee"), effective as of October 7, 1999, contingent upon commencement of employment at the Company by Optionee.

          In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF OPTION. The Company hereby grants to Optionee, in the manner and subject to the conditions hereinafter provided, the right, privilege and option to purchase (the "Option") an aggregate of one hundred eighty thousand (180,000) shares of the Company's Common Stock, par value $.0004, (the "Shares").

2. TERM OF OPTION. Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be ten (10) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3. EXERCISE OF OPTION.

          3.1. VESTING OF OPTION. This Option, shall become exercisable as follows:

              NUMBER OF SHARES                VESTING DATE

                  60,000                  October 18, 1999
                  60,000                  October 18, 2000
                  60,000                  October 18, 2001

         Each of the foregoing dates shall be referred to as a "Vesting Date" for that portion of this Option vested on such date ("Vested Portion").

         All or any portion of the shares underlying a Vested Portion of this Option may be purchased during the term of this Option, but not as to less than 1,000 shares (unless the remaining shares then constituting the Vested Portion of this Option is less than 1,000 shares) at any time.

          3.2. MANNER OF EXERCISE. The Vested Portion of this Option may be exercised from time to time, in whole or in part, by presentation of a Request to Exercise Form, substantially in the form attached hereto, to the Company at its principal office, which Form must be duly executed by Optionee and accompanied by payment, in cash, cash equivalent or form of obligation acceptable to the Company, in the aggregate amount of the Exercise Price (as defined below), multiplied by the number of Shares the Optionee is purchasing at such time, subject to reduction for withholding for tax obligations as provided in Section 13.

          Upon receipt and acceptance by the Company of such Form accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

          3.3. EXERCISE PRICE. The exercise price (the "Exercise Price") payable upon exercise of this Option shall be determined by the closing price of DBSI stock on October 7, 1999, at a discounted exercise price of $1.0952 per share.

4.       EXERCISE AFTER CERTAIN EVENTS.

          4.1. TERMINATION OF EMPLOYMENT. If for any reason other than permanent and total disability (as defined below) or death an Optionee ceases to be employed by or to be a consultant or director of the Company, or a Subsidiary, the Options shall be treated as follows:

                    a. TERMINATION FOR CAUSE: If Optionee is terminated for cause, all options vested as of the date of termination may be exercised, in whole or in part, at anytime within ten (10) years after the date of termination or such lesser period specified in the Option Agreement. All unvested options shall be cancelled.

                    b. TERMINATION WITHOUT CAUSE: If Optionee is terminated without cause, all options shall immediately vest as of the date of termination and may be exercised, in whole or in part, at any time within ten (10) years after the date of termination or such lesser period specified in the Option Agreement (in no event after the expiration date of the Option).

          4.2. PERMANENT DISABILITY AND DEATH. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or dies while employed by the Company, or while acting as an officer, consultant or director of the Company, or a Subsidiary, (or, if the Optionee dies within the period that the Option remains exercisable after termination of employment or affiliation), Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within ten (10) years after the disability or death (but in no event after the expiration date of the Option).

5. RESTRICTIONS ON TRANSFER OF OPTION. This Option is not transferable by Optionee other than by will or the laws of descent and distribution or if the Company's consent to a transfer, which consent will not unreasonably be withheld.

6. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option may be exercised and the exercise price at which this Option may be exercised will be made.

7. DISSOLUTION, LIQUIDATION, MERGER.

          7.1. COMPANY NOT THE SURVIVOR. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation or sale exceeds the exercise price of the Option. In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a merger consolidation, combination or reorganization, in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Option may be exercised.

          7.2. COMPANY IS THE SURVIVOR. In the event of a merger, consolidation, combination or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan.

8. RESERVATION OF SHARES. The Company agrees that prior to the earlier of the expiration of this Option or the exercise and purchase of the total in number of Shares represented by this Option, there shall be reserved for issuance and delivery upon exercise of this Option such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement. However, see Section 15 with respect to the Company's obligation to comply with the securities laws.

9. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by this Option unless the Optionee shall have exercised this Option, and then only with respect to the shares underlying the portion of the Option exercised. The Optionee shall have no right to vote any Shares, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until Optionee has effectively exercised this Option and fully paid for such Shares. Subject to Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the Shares has been acquired by the Optionee.

10. NO RIGHTS TO EMPLOYMENT OR CONTINUED EMPLOYMENT. The grant of this Option shall in no way be construed so as to confer on Optionee the rights to employment or continued employment by the Company.

11. SUSPENSION AND TERMINATION. In the event the Board or the Administrator reasonably believes that the Optionee has committed an act of misconduct specified below, the Administrator may suspend the Optionee's right to exercise any Option pending final determination by the Board or the Administrator, which final determination shall be made within five (5) business days of such suspension. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option hereunder. In making such determination, the Board or the Administrator shall act fairly and in good faith and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf.

12. PARTICIPATION IN OTHER OPTION PLANS. The grant of this Option shall not prevent Optionee from participating or being granted other options in the same or other plans provided, however, that the Optionee meets the eligibility requirements, and such participation or grant does not prevent the other plan from meeting the requirements of the Internal Revenue Code of 1986, as amended.

13. PAYMENT OF TAXES. The Optionee shall pay the Company in cash all local, state and federal withholding taxes applicable, in the Administrator's absolute discretion, to the grant or exercise of this Option, or the transfer or other disposition of Shares acquired upon exercise of this Option. Any such payment must be made promptly when the amount of such obligation becomes determinable.

          At the election of Employee, Employer shall have the right to sell to the Company any vested stock options (at the fair market value of the common stock less the exercise price) in order to meet any withholding requirements.

14. ISSUE AND TRANSFER TAX. The Company will pay all issuance taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionee.

15. COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to issue any Shares upon exercise of this Option unless such Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws. The Company intends to register the Shares under the federal securities laws and to take whatever other steps may be necessary to enable the Shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of this Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in such Shares to comply with applicable securities laws. Evidences of ownership of Shares acquired upon exercise of this Option shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws or this Agreement.

16. ARBITRATION. Any controversy, dispute or claim arising out of or relating to this Option which cannot be amicably settled including, but not limited to, the suspension or termination of Optionee's right in accordance with Section 11 above, shall be settled by arbitration conducted in San Francisco County or such other mutually agreed upon location. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place within the above-referenced location as selected by the arbitrator(s).

          16.1. INITIATION OF ARBITRATION. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefor, and paying the appropriate filing fees, if any.

          16.2. HEARING AND DETERMINATION DATES. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his or her decision in writing. However, any failure to meet the deadlines in this section will not affect the validity of any decision or award.

          16.3. BINDING NATURE OF DECISION. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

          16.4. INJUNCTIVE ACTIONS. Nothing herein contained shall bar the right of either party to seek to obtain injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

          16.5. COSTS. The cost of arbitration, including the fees of the arbitrator, shall initially be borne equally by the parties; provided, the prevailing party (as determined by the arbitrator in accordance with California Code of Civil Procedure Section 1032) shall be entitled to recover such costs, in addition to attorneys' fees and other costs, in accordance with Section 19 of this Agreement.

17. NOTICES. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; PROVIDED, HOWEVER, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

 To the Optionee:

                  Stanton C. Lawson
                  1702 Champagne Place
                  Petaluma, CA 94954

 To the Company:

                    DBS Industries, Inc.
                    100 Shoreline Highway, Suite 190A
                    Mill Valley, CA  9

18. APPLICABLE LAW. This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of the State of California.

19. ATTORNEYS FEES. In the event of any litigation, arbitration, or other proceeding arising out of this Option the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorney's fees and costs incurred. This attorneys' fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

20. BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

21. COUNTERPARTS. This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Option Agreement has been executed as of this 18th day of October, 1999, at Mill Valley, California.

 THE COMPANY:                                   DBS Industries, Inc.

                                           By:
                                              -------------------------------
                                              Fred W. Thompson, President

 OPTIONEE
                                              -------------------------------
                                              Stanton C. Lawson

                            REQUEST TO EXERCISE FORM

                                                          Dated:________________

         The undersigned hereby irrevocably elects to exercise all or part, as specified below, of the Vested Portion of the option ("Option") granted to him pursuant to a certain stock option agreement ("Agreement") effective ________________, between the undersigned and DBS Industries, Inc. (the "Company") to purchase an aggregate of __________________________ shares of the Company's Common Stock, par value $ ______________, (the "Shares").

The undersigned hereby tenders cash, cash equivalent or a promissory note in a form acceptable by the Company in the amount of $ ______________ per share multiplied by ___, the number of Shares he is purchasing at this time, for a total of $ ____________________, which constitutes full payment of the total Exercise Price thereof.

                                            INSTRUCTIONS FOR REGISTRATION
                                            OF SHARES IN COMPANY'S TRANSFER
                                            BOOKS

                                    Name:_______________________________________
                                    (Please typewrite or print in block letters)

                                    Address:____________________________________

                                    Signature:__________________________________

 Accepted by DBS Industries, Inc.:

 By:_________________________________

 Name:_______________________________

 Title:______________________________

                                    EXHIBIT B

                             AGREEMENT TO INDEMNIFY
                                STANTON C. LAWSON
                                       BY
                              DBS INDUSTRIES, INC.
                             A DELAWARE CORPORATION

                    AGREEMENT TO INDEMNIFY STANTON C. LAWSON

                                       BY

                              DBS INDUSTRIES, INC.

          THIS AGREEMENT is executed this 18th day of October 1999, by and between DBS INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as "Corporation"), and Stanton C. Lawson (hereinafter referred to as "Indemnitee").

          WHEREAS, Indemnitee has agreed to serve or continue to serve, as an officer, director or key employee of the corporation or its subsidiary; and

          WHEREAS, as an inducement for indemnitee to serve, or continue serving as an employee of the Corporation, the Corporation desires to provide its employees with indemnification to the greatest extent permissible under the law.

          NOW THEREFORE, in consideration for the mutual promises, conditions, and forebearances contained herein, and as an inducement for the Indemnitee's continued service as an officer and director, the parties agree as follows:

1.       DEFINITIONS.

         a.       "Expenses" shall mean any:

                  (1) With respect to any Indemnifiable Event, any expense, liability, lien, cost, assessment, penalty, damage, tax, demand, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement thereof;

                  (2) Any interest, assessments, or other charges imposed on any of the items in part (1) above;

                  (3) Any federal, state, or local taxes and/or penalties imposed as a result of the actual or deemed receipt of any payments under this Agreement, and any Expense paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event; and

                  (4) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that Indemnitee shall incur or suffer, which arise, result from, or relate to any breach or inaccuracy of any of the representations and warranties of Corporation or the failure of Corporation to perform any of its covenants, agreements or obligations contained in this Agreement or in any instrument or other document delivered hereunder or in connection herewith.

         b. "Indemnifiable Event" shall mean any event or occurrence that takes place either before or after execution of this Agreement that is related to:

                  (1) The fact that Indemnitee is or was a director, officer, employee or agent of Corporation, or while a director, officer or agent is or was serving at the request of Corporation as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employment benefit plan, trust or other enterprise; or

                  (2) Anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer or agent of Corporation.

          c. "Proceeding" shall mean any threatened, pending, or completed action, claim, demand, suit, arbitration or proceeding, or any claim, demand, inquiry, hearing, or investigation, whether conducted by Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, in equity, administrative, investigative or other.

2. INDEMNIFICATION OF INDEMNITEE. In the event Indemnitee was, is, or becomes a participant in, or is threatened to be made a participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, Corporation shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits corporation to provide broader indemnification rights than were permitted prior thereto). Corporation's obligation to indemnify Indemnitee shall apply whether or not there is any allegation that Indemnitee was acting beyond or outside his scope of authority as an officer, director or agent of Corporation. It is intended that this covenant of indemnification shall be construed as broadly as possible to include any claim, action, suit, proceeding or arbitration against Indemnitee without regard to whether or not Indemnitee was at fault.

3. PAYMENT OF EXPENSES.

         a. If so requested by Indemnitee, Corporation shall from time to time, within ten (10) business days of such request, advance up to Fifty Thousand Dollars ($50,000) in expenses to Indemnitee ("Expense Advance") for the purpose of paying legal retainers and deposits against anticipated Expenses. The provisions of this Section shall not in any way limit Corporation's obligation to indemnify Indemnitee.

         b. The Corporation shall promptly pay Indemnitee's Expenses reasonably incurred within thirty (30) days from Indemnitee's tender of invoices reflecting such Expenses.

         c. If Corporation fails to pay any such Expenses within thirty (30) days, Corporation shall pay to Indemnitee a late fee of one and one-half percent (1-1/2%) per month or part thereof until all such expenses are paid in full, in addition to all other damage suffered by Indemnitee.

         d. To the extent it is ultimately found that Indemnitee is not entitled to indemnification under the terms of this Agreement, Corporation shall be entitled to be reimbursed by Indemnitee for all such amounts (the "Reimbursed Amounts"), and Indemnitee hereby agrees to reimburse corporation promptly for the same. Indemnitee's obligation to reimburse Corporation for the Reimbursed Amounts shall be unsecured and no interest shall be charged thereon.

4. NOTICE AND OPPORTUNITV TO DEFEND. Indemnitee shall receive indemnification from corporation in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on Corporation for indemnification. If any Proceeding is initiated, or any claim or demand is made, against Indemnitee with respect to an Indemnifiable Event, then the Indemnitee shall give prompt written notice of such Proceeding to Corporation. Corporation shall, at its own expense and with its own counsel, if Indemnitee so chooses, defend or settle such Proceeding; provided, however, that: i) Corporation shall keep Indemnitee informed of all material developments and events relating to such Proceeding;
ii) Indemnitee shall have the right to participate, at his/her own expense, provided that Indemnitee has requested that Corporation defend Indemnitee, in the defense of such Proceeding, and shall cooperate as reasonably requested by Corporation in the defense thereof; and iii) Corporation shall not settle such Proceeding without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld. If Corporation defends Indemnitee under a reservation of rights with respect to any Proceeding, under such circumstances, the rights, duties and obligations of the parties and counsel shall be governed by SAN DIEGO FEDERAL CREDIT UNION V. CUMIS INSURANCE SOCIETY, INC. (1984) 162 Cal.App.3d 358 and California Civil Code Section 2778 and Corporation shall provide to Indemnitee separate counsel paid for by Corporation.

5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by Corporation for a portion of Expenses, but not for the total amount of Expenses, Corporation shall indemnify Indemnitee for the portion to which Indemnitee is entitled.

6. LIMITATION ON CORPORATION. Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Indemnitee will not unreasonably withhold consent to a proposed settlement.

7. LIMITATION ON INDEMNITEE. Indemnitee shall not settle any Proceeding in any manner that would impose any penalty or limitation on Corporation without

Corporation's written consent. Corporation will not unreasonably withhold consent to a proposed settlement.

         Corporation shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

8. NON-EXCLUSIVITY. The rights of Indemnitee under this Agreement shall be in addition to any other indemnification rights Indemnitee may have under Corporation's Articles of Incorporation, Bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than afforded currently under Corporation's Articles of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits afforded by such change.

9. INDEMNIFICATION NOT A WAIVER. Indemnitee's right to indemnification pursuant to this Agreement shall not be deemed to be his exclusive remedy in connection with or arising from any Indemnifiable Event or the failure of Corporation to perform any of its covenants or obligations contained in this Agreement; and the exercise by Indemnitee of his/her right to demand and receive such indemnification shall not be deemed to prejudice, or to operate as a waiver of, any remedy to which he may be entitled at law or equity.

10. LIABILITY INSURANCE. To the extent Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, to the extent that Indemnitee may be covered by such policy or policies, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any corporate director or officer.

11. SUBROGATION. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights.

12. NO DUPLICATION OF PAYMENTS. Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise Indemnifiable under this Agreement.

13. NO RIGHT TO SET-OFF. Corporation shall have no right to set off the amount of any Expense with respect to which Indemnitee may be indemnified by Corporation hereunder against the amount of any obligation of Indemnitee to Corporation.

14. ACCOUNTING OF PROFITS UNDER SECTION 16(b). The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against

Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and Amendments thereto, or similar provisions of any state statute or common law.

15. AUTHORIZATION; BINDING NATURE OF AGREEMENT. Corporation has all necessary power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Corporation and its officers, directors and shareholders. No authorization, consent or approval of or filing with any governmental authority or any other person is required to be obtained or made by Corporation in connection with the execution, delivery or performance of this Agreement.

16. CONFIDENTIALITY. Unless otherwise required by law, Corporation agrees to, and shall undertake all necessary action required to, keep confidential all information which relates to any Indemnifiable Event, Expense or any other transaction or defense or indemnity arising out of this Agreement which relates to Indemnitee.

17. AMENDMENT OF THIS AGREEMENT. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof, nor shall such waiver constitute a continuing waiver.

18. BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation), assigns, spouses, heirs and personal and legal representatives. Corporation shall require and cause its successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Corporation would be required to perform if no such succession had taken place.

         The indemnification provided under this Agreement shall continue for Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

19. MAINTENANCE OF OBLIGATION TO INDEMNIFY. Corporation hereby covenants and agrees that it shall not permit the indemnification provided to Indemnitee as set forth in this Agreement to be compromised, restricted, limited, or eliminated in any manner, including by way of amendment of Corporation's bylaws and other governing documents.

20. SEVERABILITY. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

21. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws, except that Delaware or California law, whichever provides the broadest and most beneficial indemnity rights to Indemnitee, shall be applied in determining the scope and extent of the phrase "to the fullest extent permitted by law," in Section 2 of this Agreement.

22. FURTHER ASSURANCES. Each party shall execute such instruments and other documents, and take such action as may be required, as the other party may reasonably request, for the purpose of carrying out or evidencing the transactions contemplated hereby.

23. ATTORNEYS' FEES. In the event of the bringing of any action, suit or arbitration by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of any party arising out of this Agreement, then in that event, the prevailing party in such action, suit, arbitration or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other parties all costs and expenses of suit, including actual attorneys' fees.

24. BINDING ARBITRATION. Any claim, dispute, or controversy arising out of this Agreement, or breach thereof, shall be resolved by submission to binding arbitration.

         a. ARBITRATION NOTICE. The arbitration shall commence upon any party sending to any other party to this Agreement a notice in writing (the "Arbitration Notice") demanding arbitration and specifying the issue(s) to be arbitrated and all relief sought (the "Arbitration Matter").

         b. SELECTION OF ARBITRATORS. The arbitrators shall be chosen as follows:

         The parties, or their legal representatives, may agree in writing upon a sole arbitrator. In the event they cannot so agree each side shall, within fifteen (15) days after the giving of the Arbitration Notice, exchange a list of acceptable arbitrators consisting of attorneys at law, and from that list each side may reject all but one arbitrator from each list. The acceptable arbitrators shall constitute a new list and the process shall be repeated until three (3) acceptable arbitrators are designated who shall constitute the "Arbitration Panel." If three (3) acceptable arbitrators are not appointed within thirty (30) days after giving the Arbitration Notice, Superior Court of the State of California for the County of San Francisco shall, upon the filing of a petition by any of the parties hereto pursuant to the provisions of California Code of Civil Procedure Section 1281.6 (or any successor section), and after a hearing at which all parties are afforded an opportunity to be present and be heard, select a the neutral arbitrator from a list of five (5) persons obtained by the court from the parties jointly or, if they cannot agree, from the San Francisco County office of the American Arbitration Association.

         c. BOOKS AND RECORDS. The parties agree to make available to the Arbitration Panel all books, records, schedules, and other information requested by it. Such matters are to be made available to the Arbitration Panel at such times as are deemed necessary by it to make its decision as herein provided. The Arbitration panel shall have all those powers set forth in Section 1282.6 of California Code of Civil Procedure including, but not limited to, those powers relating to the production of books, records, documents and other evidence.

         d. DISCOVERY. The parties may conduct such discovery, and the Arbitration Panel shall have such discovery powers, as are set forth in the California Code of Civil Procedure Section 1283.05. The Arbitration Panel shall be empowered to grant all provisional relief permitted by the California Code of Civil Procedure. In addition to all other arbitration rights hereby provided, the provisions of Sections 1282.2, 1282.4 and 1282.6 of the California Civil Code shall apply. In addition to any and all arbitration rights hereby provided, the arbitration proceedings and discovery shall be conducted pursuant to Sections 1282 et seq. of California Code of Civil Procedure, including, without limitation, the provisions of Sections 1282.2, 1282.4, 1283 and 1283.5.

         e. ENFORCEMENT. Enforcement of the Arbitration Panel's award shall be effected pursuant to California Civil Code Sections 1281 et seq. However, the provisions of California Code of Civil Procedure Section 1281.8 shall not apply and the Arbitration Panel shall be specifically empowered to grant all provisional remedies permitted under the California Code of Civil Procedure.

         f. LOCATION. The arbitration shall take place in the County of San Francisco, State of California, at a time and place selected by the Arbitration Panel. Notice in writing of such time and place shall be given by the Arbitration Panel to each party at least thirty (30) days prior to the date so fixed.

         g. TIME PERIODS. The Arbitration Panel shall diligently, expeditiously, and in good faith hear and decide Arbitration Matter under consideration, within the limits and subject to the standards set forth in this Agreement. In any event, such decision shall be rendered not later than thirty (30) days after the arbitration hearing is conducted. If there is only one (1) arbitrator, his/her decision shall be final and binding; if there are three (3) arbitrators, the agreed decision of any two (2) of them shall be final and binding. If no two (2) of the arbitrators are able to agree upon a decision, the decision of the neutral third arbitrator shall be final and binding. The Arbitration Panel shall prepare an award in writing which reflects the final decision of the Arbitration Panel and a copy of same shall be delivered to each party hereto. Judicial confirmation, correction, or vacation of the decision of the Arbitration Panel shall be sought only in the Sacramento County Superior Court, which judgment may be enforced and shall be accorded full faith and credit in any court of competent jurisdiction, including any jurisdiction in which is located any real property which is the subject matter of the dispute.

         h. BINDING EFFECT. The arbitration award shall be final, conclusive and binding on all parties thereto and shall be non-appealable. The costs of the arbitrators shall be borne by the losing party.

25. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  To Corporation:           Fred Thompson, President
                                            DBS Industries, Inc.
                                            100 Shoreline Highway, Suite 190 A
                                            Mill Valley, CA  94941

                  With a copy to:           Daniel B. Eng, Esq.
                                            Bartel Eng Linn & Schroder
                                            300 Capitol Mall, suite 1100
                                            Sacramento,  Ca  95814

                  To Indemnitee:            Stanton C. Lawson
                                            1702 Champagne Place
                                            Petaluma, CA 94954

26. EFFECTIVENESS. This Agreement shall immediately become effective upon adoption by Corporation's Board of Directors. Notwithstanding the effectiveness of this Agreement, Corporation shall use its best efforts to have its Board of Directors approve this Agreement.

         IN WITNESS WHEREOF, Corporation and Indemnitee have executed this Agreement as of the date specified above.

CORPORATION:

DBS INDUSTRIES, INC.

BY:   _____________________
      Fred Thompson, President

INDEMNITEE:


___________________________
Stanton C. Lawson